EXHIBIT 4.10

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), is dated as of February 17, 2017, among Carmike Cinemas, Inc., a Delaware corporation (the “Company”), AMC Entertainment Holdings, Inc., a Delaware corporation (the “Parent Guarantor”), the Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 17, 2015 (the “Indenture”), providing for the issuance of the Company’s 6.00% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture to the Indenture providing that if at any time any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to Section 4.03 of the Indenture may, at the option of the Company, be filed by and be those of such direct or indirect parent company rather than the Company;

WHEREAS, as a result of the acquisition of all of the Capital Stock of the Company by the Parent Guarantor, (i) the Parent Guarantor is a parent company of the Company and (ii) the Company is no longer subject to the requirements of the Securities Exchange Act of 1934, as amended;

WHEREAS, the Company and the Parent Guarantor intend to satisfy the requirements of Section 4.03 of the Indenture by providing reports, information and other documents of the Parent Guarantor;

WHEREAS, the Parent Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein;

WHEREAS, Section 9.01(4) provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder of the Notes to make any change that would provide any additional rights or benefits to the Holder of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Parent Guarantor and the Guarantors in entering into, this Third Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.01 of the Indenture;

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE  I AGREEMENT TO GUARANTEE

Section 1.1 AGREEMENT TO GUARANTEE

The Parent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof. The Parent Guarantor is providing such Note Guarantee solely for purposes of assuming the reporting obligations of the Company under Section 4.03 of the Indenture and not for the purposes of compliance with any other covenant contained in the Indenture.

Section 1.2 AMENDMENT TO SECTION 5.01

The first paragraph of Section 5.01 of the Indenture is hereby amended and restated in its entirety as follows:

The Company shall not, directly or indirectly: (1) consolidate or merge with or into (or convert into) another Person (whether or not the Company is the surviving corporation or entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation (or entity); or

(B) the Person formed by or surviving any such consolidation or merger or conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a  corporation (including upon conversion), a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger or conversion (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the security documents;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger or conversion (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B) ) have had a Fixed Charge Coverage Ratio not less than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period.

ARTICLE II MISCELLANEOUS PROVISIONS

Section 2.1 CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2 NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, the Parent Guarantor or any Guarantor, as such, will have any liability for any obligations of the Company, the Parent Guarantor or the Guarantors under the Notes, this Third Supplemental Indenture, the Note Guarantees, the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. The Guarantee by the Parent Guarantor is independent of any other Note Guarantee, and notwithstanding any other provision of the Indenture, no other Guarantor shall be deemed to provide a Guarantee of the Parent Guarantor's obligations under the Note Guarantee or this Supplemental Indenture.

Section 2.3 NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.4 COUNTERPARTS. This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 2.5 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.6 THE TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.7 SEVERABILITY. In case any provisions in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8 EFFECTIVENESS. The provisions of this Third Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto and the satisfaction of all conditions to such effectiveness set forth in the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first written above.

COMPANY:

CARMIKE CINEMAS, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:Executive Vice President and Chief Financial Officer

PARENT GUARANTOR:

AMC ENTERTAINMENT HOLDINGS, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:Executive Vice President and Chief Financial Officer

GUARANTORS:

EASTWYNN THEATRES, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:Executive Vice President and Chief Financial Officer

GEORGE G. KERASOTES CORPORATION
GKC INDIANA THEATRES, INC.

MILITARY SERVICES, INC.
DIGITAL CINEMA DESTINATIONS CORP.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President and Chief Financial officer

GKC MICHIGAN THEATRES, INC.

GKC THEATRES, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President, Chief Financial Officer and Treasurer

CARMIKE GIFTCO, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President and Chief Financial officer

OCM SD CINEMA HOLDINGS, INC.

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President and Chief Financial officer

CARMIKE CONCESSIONS, LLC
CARMIKE CONCESSIONS II, LLC

DC SOLON CINEMA, LLC

START MEDIA/DIGIPLEX, LLC

SUNDANCE CINEMAS, LLC

By:_/s/ Daniel E. Ellis______
Name:Daniel E. Ellis
Title:Manager

SETHS CHILD 12 OF KANSAS L.L.C.

By:CARMIKE CINEMAS, INC.
as manager

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:Executive Vice President and Chief Financial Officer

DC APPLE VALLEY CINEMA, LLC
DC BLOOMFIELD CINEMA, LLC
DC CHURCHVILLE CINEMA, LLC
DC CINEMA CENTERS, LLC
DC CRANFORD CINEMA, LLC
DC LANSING CINEMA, LLC
DC LISBON CINEMA, LLC
DC LONDONDERRY CINEMA, LLC
DC MECHANICSBURG CINEMA, LLC
DC MISSION MARKETPLACE CINEMA, LLC
DC NEW SMYRNA BEACH CINEMA, LLC
DC POWAY CINEMA, LLC
DC RIVER VILLAGE CINEMA, LLC
DC SARVER CINEMA, LLC
DC SPARTA CINEMA, LLC
DC SURPRISE CINEMA, LLC
DC TEMECULA CINEMA, LLC
DC TORRINGTON CINEMA, LLC
DC WESTFIELD CINEMA, LLC

OCM SD CINEMA HOLDINGS, LLC

By:_/s/ Craig R Ramsey____
Name:Craig R. Ramsey
Title:President and Chief Financial Officer

CARMIKE REVIEWS HOLDINGS, LLC

By:CARMIKE CINEMAS, INC.
its sole member

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:Executive Vice President and Chief Financial Officer

CARMIKE MOTION PICTURES BIRMINGHAM II, LLC
CARMIKE MOTION PICTURES BIRMINGHAM III, LLC
CARMIKE MOTION PICTURES CHATTANOOGA, LLC
CARMIKE MOTION PICTURES DAPHNE, LLC
CARMIKE MOTION PICTURES PENSACOLA, LLC
CARMIKE MOTION PICTURES PENSACOLA II, LLC
CARMIKE MOTION PICTURES INDIANAPOLIS, LLC CARMIKE MOTION PICTURES HUNTSVILLE, LLC
CARMIKE MOTION PICTURES FT. WAYNE, LLC
CARMIKE MOTION PICTURES MELBOURNE, LLC
CARMIKE MOTION PICTURES PORT ST. LUCIE, LLC
CARMIKE MOTION PICTURES ORANGE BEACH, LLC
CARMIKE MOTION PICTURES ALLENTOWN, LLC

By:EASTWYNN THEATRES, INC.
its sole member

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President, Chief Financial Officer and Treasurer

CARMIKE MOTION PICTURES BIRMINGHAM, LLC
CARMIKE MOTION PICTURES PEORIA, LLC

By:CARMIKE REVIEWS HOLDINGS, LLC
its sole member

By:_/s/ Craig R Ramsey_____
Name:Craig R. Ramsey
Title:President and Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _/s/ Stefan Victory_______
Name:Stefan Victory
Title:Vice President